Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the VocalTec Communications Ltd. (the "Company") Amended 2003 Master Stock Option Plan of our report dated March 18, 2010 with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
January 19, 2011	A Member of Ernst & Young Global